As filed with the Securities and Exchange Commission on September 28, 2001

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                                IDEX CORPORATION
             (Exact name of registrant as specified in its charter)
                                ---------------

DELAWARE                                                     36-3555336
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           630 DUNDEE ROAD, SUITE 400
                           NORTHROOK, ILLINOIS 60062
                    (Address of principal executive offices)
                                ---------------

             FIRST AMENDED AND RESTATED 1996 STOCK OPTION PLAN FOR
                 NON-OFFICER KEY EMPLOYEES OF IDEX CORPORATION

                            (full title of the plan)
                                ---------------
                                                        Copy to:
      WAYNE P. SAYATOVIC                               CHRISTOPHER LUEKING
      Senior Vice President - Finance,                 Latham & Watkins
      Chief Financial Officer and Secretary            Sears Tower, Suite 5800
      IDEX Corporation                                 Chicago, Illinois 60606
      630 Dundee Road, Suite 400                       (312) 876-7700
      Northbrook, Illinois  60062                      Counsel to Registrant
      (847) 498-7070
                              -------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Each Class of                         Amount to be           Proposed Maximum        Proposed Maximum        Amount of
Securities to be Registered                    Registered (1)         Offering Price          Aggregate               Registration
                                                                      Per Share (2)           Offering Price(2)       Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share         450,000 shares         $26.16                  $11,772,000             $2,943.00
------------------------------------------------------------------------------------------------------------------------------------

(1) The First Amended and Restated 1996 Stock Option Plan for Non-Officer Key Employees of IDEX Corporation (the "Plan") authorizes the issuance of a maximum of 1,650,000 shares of common stock of IDEX Corporation (the "Company") plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property of which 1,200,000 shares have already been registered on December 23, 1996 pursuant to Form S-8 Registration No. 333-18643 after giving affect to certain stock splits. Only the 450,000 newly authorized shares under the Plan are being registered hereunder.

(2) Estimated solely for purposes of computing the registration fee for the 450,000 additional shares being registered hereunder. Pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based on the high and low trading prices of the Company's common stock on the New York Stock Exchange on September 24, 2001.

                                     PART I
ITEM 1.           PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement covers 450,000 additional shares of our common stock reserved for issuance under the First Amended and Restated 1996 Stock Option Plan for Non-Officer Key Employees of IDEX Corporation (the "Plan"). Effective March 27, 2001, the Compensation Committee of our Board of Directors adopted an amendment and restatement of the Plan which increased the number of shares reserved for issuance thereunder by 450,000 shares. On December 23, 1996 we filed with the Securities and Exchange Commission For S-8 Registration Statement No. 333-18643 (the "Prior Registration Statement"), covering an aggregate of 800,000 shares issuable under the Plan, which had increased to an aggregate of 1,200,000 shares after giving effect to stock splits. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below have been filed by IDEX Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

                  a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on January 31, 2001;

                  b.       The Company's Proxy Statement, filed on February 9,
         2001;

                  c. The Company's Current Report on Form 8-K, filed on March 5, 2001, April 6, 2001 and September 12, 2001;

                  d. The Company's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2001, filed on May 11, 2001 and for the quarterly period ended June 30, 2001, filed on August 9, 2001;

                  e. All other reports filed by us pursuant to Sections 13(c) or 14 of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2000; and

                  f. The description of the Company's Common Stock contained in our Registration Statement on Form 8-A filed on April 19, 1996 (File No. 1-10235) pursuant to Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 8.           EXHIBITS

         See EXHIBIT INDEX.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, Illinois, on September 27, 2001.




                                        IDEX CORPORATION


                                        By:  /s/ Wayne P. Sayatovic,
                                             ----------------------
                                        Wayne P. Sayatovic
                                        Senior Vice President - Finance,
                                        Chief Financial Officer and Secretary





                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Wayne P. Sayatovic as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with IDEX Corporation and on the dates indicated.


SIGNATURES                                     TITLES                                   DATE

   /s/ Dennis K. Williams                      Chairman of the Board of                 September 27, 2001
---------------------------                    Directors, President and
     Dennis K. Williams                        Chief Executive Officer
                                               (Principal Executive Officer)


   /s/ Wayne P. Sayatovic                      Senior Vice President -                  September 27, 2001
---------------------------                    Finance, Chief Financial
     Wayne P. Sayatovic                        Officer and Secretary
                                               (Principal Financial Officer
                                               and Principal Accounting
                                               Officer)


   /s/ Bradley J. Bell                         Director                                 September 27, 2001
---------------------------
     Bradley J. Bell

   /s/ Richard E. Heath                        Director                                 September 27, 2001
---------------------------
     Richard E. Heath


---------------------------                    Director                                 September __, 2001
     Henry R. Kravis


   /s/ William H. Luers                        Director                                 September 27, 2001
---------------------------
     William H. Luers

   /s/ Paul E. Raether                         Director                                 September 27, 2001
---------------------------
     Paul E. Raether


---------------------------                    Director                                 September __, 2001
     George R. Roberts

   /s/ Neil A. Springer                        Director                                 September 27, 2001
---------------------------
     Neil A. Springer

   /s/ Michael T. Tokarz                       Director                                 September 27, 2001
---------------------------
     Michael T. Tokarz

IDEX CORPORATION
EXHIBIT INDEX


EXHIBIT                                                                                      SEQUENTIALLY
NUMBER            DESCRIPTION OF EXHIBIT                                                     NUMBERED PAGE
-------           ----------------------                                                     -------------
4.1               First Amended And Restated 1996 Stock Option Plan For
                  Non-Officer Key Employees Of IDEX Corporation

5.1               Opinion and Consent of Latham & Watkins

23.1              Consent of Independent Auditors

24.1              Power of Attorney (included in the signature page to the Registration
                  Statement)
